UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                          SCHEDULE 13D

           Under the Securities Exchange Act of 1934
                       (Amendment No. 6)*

                      LDDS COMMUNICATIONS
                       (Name of Issuer)


Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock
                  (Title of Class of Securities)


                           50182L 10 8
                          (CUSIP Number)

         Arnold L. Wadler, Esq., General Counsel (201) 531-8050
Metromedia Company, One Meadowlands Plaza, East Rutherford,  New Jersey 07073
             (Name, Address and Telephone Number of Person
          Authorized to Receive Notices and Communications)


                           April 11, 1994
(Date of Event which Requires Filing of this Statement)



If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because  of  Rule  13d-1(b)(3) or
(4), check the following box  .

Check  the following box if a fee is being paid with the statement [ ].   (A
fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and
(2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               SCHEDULE 13D


CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Metromedia Company
     62-1293303


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*
     PF


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION
     Delaware




NUMBER OF
SHARES
BENEFICIALLY
OWNED BY EACH
REPORTING
PERSON
WITH

7
SOLE VOTING POWER
                           See Attached Rider 2A



8
SHARED VOTING POWER



9
SOLE DISPOSITIVE POWER
                           See Attached Rider 2A



10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                           See Attached Rider 2A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]



13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                      19.2% on a fully diluted basis.


14
TYPE OF REPORTING PERSON
     PN



                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION

                             RIDER 2A


7. 14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

9. 14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

11.14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

                               SCHEDULE 13D


CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     John W. Kluge
     ###-##-####

2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY


4
SOURCE OF FUNDS*


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)


6
CITIZENSHIP OR PLACE OF ORGANIZATION


NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING POWER
                           See Attached Rider 3A


8
SHARED VOTING POWER


9
SOLE DISPOSITIVE POWER
                           See Attached Rider 3A


10
SHARED DISPOSITIVE POWER


11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                           See Attached Rider 3A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]



13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          19.2% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
       IN



                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION

                             RIDER 3A


7. 14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

9. 14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

11.14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

                               SCHEDULE 13D


CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Stuart Subotnick
     ###-##-####


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*



5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION






NUMBER OF
SHARES
BENEFICIALLY
OWNED BY EACH
REPORTING
PERSON
WITH

7
SOLE VOTING POWER
                           See Attached Rider 4A



8
SHARED VOTING POWER



9
SOLE DISPOSITIVE POWER
                           See Attached Rider 4A



10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                           See Attached Rider 4A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]



13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          19.2% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
       IN



                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION

                             RIDER 4A



7. 14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

9. 14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

11.14,821,433 (which figure includes (i) 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3,235 shares of Common Stock at $10.00 per share).

                 AMENDMENT No. 6 TO SCHEDULE 13D


        THIS Amendment No. 6 supplements Schedule 13D
("Schedule 13D") filed on May 22, 1992, as amended by Amendment No. 1 dated October 28, 1992 thereto; as amended by Amendment
No. 2 dated January 18, 1993 thereto; as amended by Amendment
No. 3 dated February 26, 1993 and Amendment No. 4 dated March 31, 1993 and Amendment No. 5 dated September 15, 1993 filed by Metromedia Company ("Metromedia") (and previously filed by Metromedia Communications Corporation), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 6.  Contracts, Arrangements, Understandings
       or Relationships with Respect to the
       Securities of the Issuer.

        Item 6 is amended by adding thereto the following paragraph:

        On April 11, 1994, Metromedia and Chemical Bank (the "Bank") entered into a Credit Agreement (a copy of which is attached hereto as Exhibit S) pursuant to which the Bank agreed to make available (the "Loan") to Metromedia funds for working capital purposes. The Credit Agreement contains standard provisions regarding the maturity of the Loan, the events of default and other provisions. In connection with the Loan, pursuant to a Pledge Agreement (a copy of which is attached hereto Exhibit T), Metromedia pledged to the Bank 2,758,620 shares of Common Stock of the Issuer, which number constitutes all of the shares of Common Stock of the Issuer owned by Metromedia to secure its obligations under the Credit Agreement.


Item 7.  Material to be Filed as Exhibits.

        The following exhibits are annexed hereto:

        Exhibit S -    Credit Agreement dated as of April 11,
                       1994 between Metromedia Company and
                       Chemical Bank.

        Exhibit T -    Pledge Agreement dated as of  April 11,
                       1994 between Metromedia Company and
                       Chemical Bank.

                            SIGNATURE


        After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:  April 11, 1994


                         /s/ STUART SUBOTNICK
                         ------------------------
                         Stuart Subotnick
                         General Partner
                         Metromedia Company


                         /s/ JOHN W. KLUGE
                         ------------------------
                         John W. Kluge


                         /s/ STUART SUBOTNICK
                         ------------------------
                         Stuart Subotnick